AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 27, 2002
                                               REGISTRATION NO. 333-57480

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

DIASYS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE                                                        06-1339248
(State of Incorporation)                 (I.R.S. Employer Identification No.)


81 WEST MAIN STREET
WATERBURY, CT 06702
(203) 755-5083
(Address and telephone number of Principal Executive Office)

TODD M. DeMATTEO
81 WEST MAIN STREET
WATERBURY, CT 06702
(203) 755-5083
(Address and telephone number of Agent for Service)

COPIES TO:

STANLEY MOSKOWITZ, ESQ.
KATTEN MUCHIN ZAVIS ROSENMAN
575 MADISON AVENUE
NEW YORK, NEW YORK 10022-2585
(212) 940-8605

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the date this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend reinvestment plans, check the following box. /X/

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. /_/

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. /_/

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./_/

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /_/



CALCULATION OF REGISTRATION FEE

Title of Shares      Amount to be   Proposed Maximum   Proposed Maximum    Amount of
to be Registered      Registered    Aggregate price    Aggregate Offering  Regist-
                         (1)        Per Unit (2)       Price               ration Fee
common stock,        1,312,081      $.640              $839,731.84         $77.26
$.001 par value
(the "Common Stock")




(1) Represents shares to be sold by the selling security holders named herein. Also includes an indeterminate number of shares of Common Stock that a certain selling stockholder may acquire as a result of a stock split, stock dividend or similar transaction involving the Common Stock.

(2) Calculated solely for the purpose of determining the registration fee pursuant to rule 457(c) based upon the average of the high and low prices per share of the Company's Common Stock on the American Stock Exchange on November 25, 2002.


REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



PROSPECTUS
DiaSys Corporation
  1,312,081Shares of
Common Stock

     This prospectus relates to the public offering of up to 1,312,081 shares of Common Stock of DiaSys Corporation, a Delaware corporation, all of which are being offered by the selling stockholders named in this prospectus. The shares include up to 530,831 shares of Common Stock issuable upon the exercise of three-year warrants with exercise prices ranging from $.342 to $8.5223 per share (the "Warrants").

     One of the selling stockholders acquired the shares of Common Stock and Warrants in a private placement offering completed June 27, 2002, pursuant to an exemption from registration under the Securities Act of 1933. Warrants were also issued to a placement agent in connection with the assistance of such agent in placing our securities. See "Selling Stockholders" at page 14.

     Although we will receive the exercise price of the Warrants exercised by the selling stockholders, all net proceeds from the sale of the shares of Common Stock offered by this prospectus will go to the selling stockholders; we will not receive any proceeds from such sales. Assuming all of the Warrants are exercised for cash, we would receive gross proceeds of approximately $679,522.83.

     Our Common Stock is listed on American Stock Exchange under the symbol "DYX". On November 25, 2002, the last reported sale price of our Common Stock was $.68 per share.


---------------------

     THE SHARES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 6, IN DETERMINING WHETHER TO PURCHASE SHARES OF OUR COMMON STOCK.
---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.







TABLE OF CONTENTS

                                                                   PAGE
WHERE YOU CAN FIND MORE INFORMATION                                   3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                       3
INFORMATION ABOUT DIASYS                                              4
RISK FACTORS                                                          6
USE OF PROCEEDS	                                                      15
SELLING STOCKHOLDERS                                                 15
PLAN OF DISTRIBUTION                                                 19
TRANSFER AGENT                                                       22
LEGAL MATTERS                                                        22
EXPERTS                                                              22


The date of this prospectus is

     No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by DiaSys Corporation, the selling stockholder or by any other person. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.



WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, and we have an internet website address at http:/www.diasys.com. You may read and copy any document we file at the Securities and Exchange Commission's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the operation of such public reference room. You also can request copies of such documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or obtain copies of such documents from the Securities and Exchange Commission's web site at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the filing of the initial registration statement, prior to effectiveness of such registration statement and until the offering is completed.


(1)  Our Annual Report on Form 10-KSB for the fiscal year ended June
     30, 2002;

(2)  Our Quarterly Reports on Form 10-QSB for the quarters ended
     September 30, 2001, December 31, 2001 and March 31, 2002;

(3)  Our Definitive Proxy Statement filed with the Securities and
     Exchange Commission on January 8, 2002;

(4) The description of our Common Stock contained in our registration statement on Form 8-A, filed with the Securities and Exchange Commission on October 20, 1994;

(5) The description of our Series A convertible Preferred Stock contained in our registration statement on Form 8-A, filed with the Securities and Exchange Commission on December 14, 2000; and

(6) The description of our registration rights program contained in our registration statement on Form 8-A, filed with the Securities and Exchange Commission on February 23, 2001.

     You may request a copy of these filings (including exhibits to such filings that we have specifically incorporated by reference in such filings), at no cost, by writing or telephoning our executive offices at the following address:

DiaSys Corporation
81 West Main Street
Waterbury, Connecticut 06702-2115
Attention: Todd M. DeMatteo
(203) 755-5083

     You should rely only on the information provided or incorporated by reference in this prospectus or any related supplement. We have not authorized anyone else to provide you with different information. The selling stockholders will not make an offer of these shares in any state that prohibits such an offer. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the cover page of such documents.

     All references in this prospectus to "DiaSys," the "Company," "us," "our," "Registrant," or "we" include DiaSys Corporation, a Delaware corporation, and any subsidiaries or other entities that we own or control. All references in this prospectus to "Common Stock" refer to our Common Stock, par value $0.001 per share. All references in this prospectus to "Warrants," refer to the warrants to purchase shares of our Common Stock held by certain of the selling stockholders.

     The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this prospectus or incorporated by reference in this prospectus.

INFORMATION ABOUT DIASYS

     We design, develop, manufacture and distribute propriety workstation-instruments, single-use items such as concentration tubes, and specialized test kits to hospital, clinical and private physician laboratories worldwide. Our workstation-instruments standardize, increase the accuracy of, and reduce the cost to perform laboratory analysis of numerous body fluids such as urine sediment, fecal concentrates, and cerebral spinal fluid compared to traditional laboratory testing methods. Our single use or "consumable" products are in some cases combined with our workstation instruments to create practical, affordable system-solutions, while other consumables provide cost-effective alternatives to similar products offered by other companies. We have also developed a quick, inexpensive method for diagnosing multiple myeloma cancer; America's second most prevalent blood cancer. The multiple myeloma test is sold in Europe for research purposes and is in the process of being tested for human applications worldwide.

     Effective September 29, 2000, we purchased all of the outstanding stock of Intersep Limited, a privately owned company based in Wokingham, England. Intersep, renamed to DiaSys Europe Limited, was purchased in order to provide us with (a) additional revenue and products; (b) new, proprietary consumable products and test kits; and, (c) a direct presence in the European community.

     We sell and service our products in North America both directly and through strategic distribution relationships with Bayer Corporation (NYSE:BAY), Bayer Incorporated (Canada), Allegiance Healthcare, a subsidiary of Cardinal Heath (NYSE:CAL), and Fisher Healthcare, a division of Fisher Scientific International Inc (NYSE:FSH). We also market our products through numerous relationships with group purchasing organizations including Broadlane Inc, HealthTrust Purchasing Group, and Premier Inc.

     The Company directly sells and services its products in the United Kingdom through its wholly owned subsidiary based in Wokingham, England. Sales and service throughout Europe, Asia and South America is conducted through independent, third party distributors or strategic trading partners such as Hua Sin Science Co. Limited in China. All distributors and strategic partners are managed by the Company through either of its offices in the United States or United Kingdom.

     We are currently focusing our efforts to: (i) develop, acquire and patent several new proprietary technologies such as our new test for multiple myeloma cancer; (ii) build the infrastructure needed to support global manufacturing and distribution operations; (iii) establish market and technical acceptance of our products among the medical laboratory community;
(iv) attract significant strategic selling partners in major markets; and,
(v) implement a plan for long term market penetration.

     Our business strategy continues to focus on: (a) identifying gaps in the product offerings of leading medical diagnostic manufacturers; (b) filling the gaps with our proprietary, practical and cost-effective solutions; (c) protecting our intellectual property with broad-based patents and trademarks;
(d) turning our technologies into affordable products; (e) securing market acceptance of our products; (f) creating strategic sales and distribution alliances with industry and/or territorial leaders; and, (g) increasing global sales and distribution of our products.

     Our products can be broadly classified into two categories, (i) workstation-systems which increase the accuracy and reduce the cost to perform routine laboratory analysis of various body fluids; and (ii) consumable diagnostic products, reagents and test kits which facilitate accurate diagnosis of certain medical conditions. Each category can be further described as follows:

Workstation-Systems

     Our workstation-systems are composed of the "R/S", "FE" and "CytoSys" series of products.

     R/S Series: The "R/S" series workstations standardize, automate, and reduce the cost to perform routine microscopic analysis of urine sediment. Users of the "R/S" series workstations include: (i) large scale clinical laboratory chains performing in excess of 20,000 urine tests per night; (ii) major medical centers performing hundreds of urine tests per day; and, (iii) local hospital laboratories performing as few as 100 tests per week. The "R/S" series workstations have also been the subject of numerous favorable evaluations and publications including those in the Journal of Laboratory Medicine, Clinical Lab Products magazine, American Clinical Laboratory magazine, European Clinical Laboratory magazine, College Of American Pathology Today, and Urinalysis News.

     The "R/S" series workstations are the preferred practice of major laboratory networks, health maintenance organizations and core medical facilities such as Quest/SmithKline Beecham and Kaiser Permanente.

     F/E Series: The "FE" series workstation-systems are composed of the FE-2, FE-2i, and Parasep collection tubes and fecal concentrators. These workstation-systems automate and reduce the cost of microscopic analysis of fecal concentrates; a procedure performed by thousands of hospital, public health and private commercial laboratories worldwide in order to detect the presence of ova (eggs), cysts, and parasites in the lower intestinal tract of humans and animals. The detection of the presence of such organisms is critical to the proper care of the patient. The tests are non-invasive, can be performed on an outpatient basis, and quickly provides confirmatory results.

     CytoSys Series: The CytoSys 1 is the first of a family of workstation-systems, which automate and reduce the cost to perform microscopic analysis of multiple body fluids including cerebral spinal fluid (CSF), fine needle aspirations (FNA), serous, amniotic and other cell suspensions. The CytoSys will be released to market following completion of third-party correlation studies, ranges and other required documentation.

Disposable Consumables, Diagnostic Test Products and Kits
     Consumables: We manufacture and distribute numerous consumable diagnostic products, reagents and test kits. The markets for these products are hospital and commercial laboratories, biotech, and pharmaceutical companies.
     "Dip Stick" Test Kits: We recently announced a new, inexpensive method for diagnosing multiple myeloma cancer at or near the patient. Multiple Myeloma is America's most prevalent blood cancer behind leukemia, and accounts for 2% of all known cancer deaths. We are currently selling the test in Europe for research applications, and have announced our intention to market the product in the United States, China and other markets if and as
regulatory approvals are secured.   The regulatory requirement and review
process differ widely among countries and can be very expensive to obtain. There can be no assurances that we will receive such approvals on a timely basis, if at all.


RISK FACTORS

     You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

     If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our Common Stock could decline and you could lose all or part of your investment.

     This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.

RISKS RELATED TO THE COMPANY

Our operating results are likely to fluctuate significantly and may fail to meet or exceed the expectations of securities analysts or investors, causing our stock price to decline.

     Our operating results have fluctuated in the past and are likely to continue to fluctuate in the future on an annual and quarterly basis, due to numerous factors, many of which are outside of our control.

Some of the factors that may cause these fluctuations include:

   ? changing market demand for, and declines in the average selling prices of, our products;

   ? the timing of and delays or cancellations of significant orders from major customers;

   ?  the loss of one or more of our major customers;

   ?  the cost, availability and quality of components from our suppliers;

   ? the cost, availability, and quality of assemblies from contract and subcontract manufacturers;

   ?  delays in the introduction of our new products;

   ?  competitive product announcements and introductions;

   ?  development of new technologies by our competitors;

   ?  changes in customer preferences;

   ? changes in the regulatory environment, product health and safety concerns

   ?  general economic conditions; and

   ?  loss of key personnel.


We continue to incur operating losses.

     We have experienced net losses during each fiscal period since our
initial public offering in 1995   We incurred net losses of approximately
$1,641,378 for the fiscal year ended June 30, 2002 and net losses of approximately $1,770,065 for the fiscal year ended June 30, 2001. We cannot predict when we will achieve profitable operations. Our ability to become profitable will depend, among other things, on our (1) development of our proposed products,
(2) obtaining of regulatory approvals of our proposed products on a timely basis, and (3) success in manufacturing, distributing and marketing our current and/or proposed products.

We may have a need for additional financing and it may not be available to us.

     We believe that our current cash and cash equivalents are sufficient to support during the next twelve months our operational requirements as well as the continued development and marketing of our products and technologies. However, in the event that our plans or assumptions change or prove to be
inaccurate, we may be required to seek additional financing.   We will seek
additional financing from the sale of equity or debt, from private and public sources and/or from collaborative licensing and/or marketing arrangements with third parties. However, we have not made arrangements for, and such additional external funding may never be available to us on acceptable terms, if at all. If we cannot obtain such additional financing or partnering arrangements, we may need to modify our business objectives or reduce or even cease certain or all of our product development programs and other operations.

We have experienced an interruption in our European business and have incurred legal expenses resulting from our acquisition of Intersep, Ltd.

     In September 2000, we acquired all of the capital stock of Intersep, Ltd., a United Kingdom based manufacturer of consumable laboratory products, reagents and test kits. We paid $531,980 at closing plus 297,131 shares of common stock at $8.1842 per share.

     In September of 2001, the Company found reason to believe that Mr. Paul Reardon, the Managing Director of DiaSys Europe Limited, was engaging in competitive practices in violation of his employment agreement and the Share Purchase Agreement between the Company and the shareholders of Intersep. Subsequently, the Company discovered evidence, which strongly suggested that Mr. Reardon was attempting to divert the business of DiaSys Europe to HealthTest Limited, a company which Mr. Reardon was a Director and a participant in further breach of contract. The evidence further suggested that Mr. Reardon assisted HealthTest to obtain the customer, distributor, and supplier lists of DiaSys Europe, and permitted HealthTest to operate from the premises of DiaSys Europe. On November 13, 2001, following a meeting called to review these improprieties with Mr. Reardon, Mr. Reardon was immediately discharged from employment FOR CAUSE, and the Company served injunctive court orders on HealthTest Limited, Mr. Reardon, and two past employees of the DiaSys Europe Limited (collectively the "Respondents").

     On May 1, 2002, the Company entered into a settlement agreement with the Respondents pursuant to which: (a) HealthTest would be wound-down and its name assigned to DiaSys; (b) a combination of the Respondents would pay DiaSys the sum of $175,000; (c) the Respondents would not compete with the Company for stipulated periods; and, (d) the parties would exchange mutual
releases.   Proceeds from the settlement agreement have been recognized as an offset to legal expenses for the period ended June 30, 2002.

     The Company experienced an interruption in its European business for the periods ended December 31, 2001 and March 31, 2002, and incurred approximately $300,000 in costs for legal, consulting, accounting, and investigative services.

     We anticipate that the interruption we experienced in our European business will subside as a result of us entering into the settlement agreement and resumption of our European strategic business plan. However, we cannot provide any assurance that we will be successful in avoiding further interruptions or that we will not incur additional expenses relating to this matter.

The laboratory equipment industry is highly competitive and many of our potential competitors have greater financial and technological resources then we have.

     We are engaged in a highly competitive industry. We expect to encounter competition in the laboratory equipment industry from numerous existing companies, including large international enterprises and others entering the industry. Although we believe that the "R/S", "FE" and CytoSys series workstations are currently the only products of their type in the market, competing technologies exist such as: (i) traditional use of a microscope to examine a glass slide of human body fluids; (ii) traditional use of a microscope to examine human body fluids introduced into a pre-formed plastic slide assembly; (iii) a video imaging system which automatically "recognizes" and "counts" pre-stored images of "common shapes" found in human body fluids;
(iv) a laser based system which detects "abnormal" urines thereby reducing the number which must be manually analyzed; and, (v) pre-screening using chemically treated reagent or "dip" strips.

     Many of our competitors and potential competitors have substantially greater resources, including capital, research and development, personnel and manufacturing and marketing capabilities, and also may offer well-established, broad product lines and ancillary services. Some of our competitors have long-term or preferential supply arrangements with hospitals. Such arrangements may act as a barrier to market entry to our products. Competing companies may succeed in developing products that are more efficacious or less costly, and such companies may also be more successful than us in production and marketing.

     The laboratory equipment market is subject to frequent and rapid changes in technology and customer preferences. Our competitors may develop new products that are more useful or less costly than our products. Rapid technological development by others may result in our products becoming obsolete before we recover a significant portion of the research, development and commercialization expenses incurred with respect to those products. We cannot provide assurances that we will be able to develop new products in response to changes in technology or customer preferences.

Patents and intellectual property rights are important to us but could be challenged.

     Proprietary protection for our products is of material importance to our business in the U.S. and most other countries. We have numerous patents and trademarks throughout the world, and many additional applications pending.
We have sought and will continue to seek proprietary protection for our products to attempt to prevent others from commercializing equivalent products in substantially less time and at substantially lower expense. Our success may depend on our ability to (1) obtain effective patent protection within the United States and internationally for our proprietary technologies and products, (2) defend patents we own, (3) preserve our trade secrets, and
(4) operate without infringing upon the proprietary rights of others.

     While we have obtained numerous patents and have additional patent applications pending, the extent of effective patent protection in the United States and other countries is highly uncertain and involves complex legal and factual questions. No consistent policy addresses the breadth of claims allowed in or the degree of protection afforded under patents of medical and pharmaceutical companies. Patents we currently own or may obtain might not be sufficiently broad to protect us against competitors with similar technology. Any of our patents could be invalidated or circumvented.

     The patent application and issuance process takes years, and may be expensive. We might not obtain all of the United States patents we have applied for related to the "R/S" and "FE" series or other technology or products that we may develop. In addition, we do not have and may never obtain foreign patents equivalent to the claims in our U.S. patents.

     Because a United States pending patent application is confidential, we cannot know the inventions claimed in pending patent applications filed by
third parties.   We may need to defend or enforce our patent and license
rights or determine the scope and validity of the proprietary rights of others through litigation. Defense and enforcement of patent claims may be expensive and time-consuming, even when the outcome is in our favor. Defense and enforcement actions may use substantial resources originally allocated to other activities such as studies and continuing development of our products and technologies. While we believe that our patents will prevail in any potential litigation, it is possible that holders of these competing patents will commence a lawsuit against us and that we will not prevail in any such lawsuit. Litigation could result in substantial cost to and diversion of effort by us, which may harm our business. In addition, our efforts to protect or defend our proprietary rights may not be successful or, even if successful, may result in substantial cost to us. In the event of an unfavorable outcome in any patent infringement suit, we may be required to:

      ?     assume significant liabilities to third parties,

      ?     obtain licenses from third parties,

      ?     alter our products or processes, or

      ? cease altogether any of our related research and development activities or product sales.

We depend on agreements with third parties to protect our rights to certain technology.

     We may encounter disputes regarding the proprietary rights to technological information that employees, consultants, advisors or other third parties independently develop and apply to any of our proposed products. These disputes might not be resolved in our favor. We may also rely on trade secrets and proprietary know-how that may become known to others despite our efforts to keep them confidential. Although we seek to protect our trade secrets and proprietary know-how in part by our confidentiality agreements with employees, consultants, advisors or others, these parties may breach their agreements, and we might not obtain adequate remedies. Similarly, competitors may discover or independently develop our trade secrets or proprietary know-how in such a manner that we have no legal recourse.

We are dependent on third party subcontractors for the production of our products.

     We rely on subcontractors to manufacture certain components of our products, based on our specifications. The risks associated with reliance on subcontractors include:

   ? subcontractors may fail to meet our requirements for quality, quantity, timeliness, or pricing;

   ? our contracts with subcontractors may expire and we may not be able to renew the contracts; and

   ? although we have developed alternate qualified vendors for our critical raw materials and supplies, we may not be able to find or obtain additional substitute vendors, if required.

We depend upon third parties for the sale, marketing and distribution of our products.
     We depend on third parties for the sale, marketing and distribution of our products in South and Central America, Europe (other than the United Kingdom), the Middle East, India Africa, China and Pacific Asia. We currently have not commenced distribution operations in Japan and Korea. We are in the process of qualifying a suitable distributor in Japan and Korean but there is no assurance that we will be able to secure such a distributor.

     Our dependence on third parties requires us to spend significant funds to inform these third-party distributors, of the distinctive characteristics and benefits of our products. Our operating results and long term success will depend on our ability to establish and maintain successful arrangements with these third parties, however there is no assurance that these third parties will achieve success in gaining market acceptance of our products.

We expect to continue to incur substantial marketing costs.

     We currently market our products through regional sales managers in North America and the United Kingdom, and through independent distributors in several foreign countries. We have incurred and expect to continue to incur substantial costs in connection with marketing and sales efforts. During the year ended June 30, 2002, we spent approximately $1,043,084 in connection with marketing and sales efforts. However, we cannot provide assurance that our efforts will result in significantly greater product recognition or market penetration, or significantly increased levels of revenues.

We are dependent on retaining our key personnel.

     Our success is dependent upon the continued involvement of key personnel, including Todd M. DeMatteo, our Chief Executive Officer and President. If Mr. DeMatteo left the Company, it would be difficult for us to find an adequate replacement. In addition, we must attract and retain other talented individuals in order to carry out our business objectives. The competition for such persons is intense and there are no assurances that these individuals will be available when needed.

We may be subject to potential product liability claims, creating risk and expense.

     We are exposed to product liability risks inherent in the development, testing, manufacturing, marketing and sale of our products. Product liability insurance for the diagnostic industry is extremely expensive, difficult to obtain and may not be available on acceptable terms, if at all. We currently have product liability insurance to cover claims related to our products with coverage of $1 million for any one claim and coverage of $2 million in total. We have no guarantee that the coverage limits of such insurance policies will be adequate. A successful claim against us if we are uninsured, or which is in excess of our insurance coverage, if any, could have a material adverse effect upon us and on our financial condition.

Revenue growth may be delayed by lengthy sales and implementation cycles.

     The period between initial contact with a potential customer and the customer's purchase of our products is often long and may have delays associated with the lengthy budgeting and approval process of such potential customers. To successfully sell our products, we must educate potential customers regarding the use and benefit of such products, which can require significant time and resources.

We must effectively manage our growth.

     To date, our growth has caused a significant strain on our management, operational, financial and other resources. Our ability to effectively manage growth will require us to improve our management, operational and financial processes and controls. The failure to effectively manage growth could materially and adversely affect our business and operating results.


INDUSTRY RISKS

Our failure to receive governmental approvals for our proposed products on a timely basis, or ever, could damage our business, financial condition and results of operations.

     Some of our new products, such as our test for multiple myeloma cancer, may require us to obtain governmental clearance before marketing such products in the United States. The process of obtaining the required regulatory approvals is lengthy, expensive and uncertain. Moreover, regulatory approval, if granted, may include limitations on the approved uses of a product. If we fail to comply with applicable regulatory requirements we may incur fines, suspensions of approvals, product seizures, injunctions, recalls of products, operating restrictions and criminal prosecutions. If we fail to receive clearances to commence clinical studies or to market products, it would adversely affect the results of our future operations.
Our manufacturing processes are also subject to stringent federal, state and local regulations. We must comply with regulations regarding the use, generation, manufacture, storage, handling and disposal of certain materials and wastes, and regarding the manufacture, testing, labeling, record keeping, and storage of diagnostic devices.

Variations in the regulatory requirements of foreign authorities could delay our introduction of products into countries outside the United States and limit our marketing scope.

     Because we intend to sell and market our products outside the United States, we will be subject to foreign regulatory requirements governing the conduct of clinical trials, product licensing, pricing and reimbursements. These requirements vary widely from country to country. Our failure to meet each foreign country's requirements could delay the introduction of our proposed products in the respective foreign country and limit our revenues from sales of our proposed products in foreign markets.

Our failure to comply with regulatory requirements could subject us to regulatory or enforcement actions.

     Even if we obtain regulatory approvals, the FDA and comparable foreign agencies continually review and regulate marketed products. A later discovery of previously unknown problems or our failure to comply with the applicable regulatory requirements could subject us to regulatory or judicial enforcement actions. These actions could result in the following:

      ?     recalls or seizures of our proposed products,

      ?     restrictions on marketing of our proposed products,

      ? regulatory authorities' refusal to approve new products or withdrawal of existing approvals,

      ?     enhanced product liability exposure,

      ?     injunctions,

      ?     civil penalties, or

      ?     criminal prosecution.

Our business may be adversely affected by changes in government regulations.

     In recent years, the government has implemented reductions for Medicare reimbursements for capital equipment. We believe that this has caused some doctors and hospitals to reduce the number of tests that they perform, thus diminishing the relative cost-effectiveness of our products. In addition, many hospitals have imposed more intense reviews of capital acquisitions. Although the foregoing developments may adversely affect our sales, we believe our products are cost-effective regardless of reimbursement policies.

We are subject to environmental law compliance.

     Most of our manufacturing and certain research operations are or will be affected by federal, state and local environmental laws. We have made, and intend to continue to make, necessary expenditures for compliance with applicable laws. While we cannot predict with certainty the future operating costs for environmental compliance, we do not believe they will have a material effect on our capital expenditures, earnings or competitive position.


RISKS RELATED TO THE OFFERING

Our Common Stock is vulnerable to volatile market conditions.

     The market prices for securities of diagnostic companies, including ours, have been highly volatile. The market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. In addition, future announcements, such as the results of testing, the status of our relationships with third-party collaborators, technological innovations or new products, governmental regulation, developments in patent or other proprietary rights, litigation or public concern as to the safety of products developed by us or others and general market conditions, concerning us, our competitors or other companies, may have a significant effect on the market price of our common stock.

     The following table sets forth the range of high and low bids of our Common Stock for the calendar quarters indicated. The quotes listed below reflect inter-dealer prices or transactions solely between market-makers, without retail mark-up, mark-down or commission and may not represent actual transactions.


                                  High Bid Price          Low Bid Price
1999
First Quarter                     4.500                   4.313
Second Quarter                    4.813                   4.625
Third Quarter                     4.875                   4.500
Fourth Quarter                    5.875                   4.500

2000
First Quarter                     9.219                   5.000
Second Quarter                    9.500                   8.688
Third Quarter                     9.375                   8.000
Fourth Quarter                    9.500                   7.813

2001
First Quarter                     9.500                   0.850
Second Quarter                    1.250                   0.700
Third Quarter                     0.750                   0.400
Fourth Quarter                    1.450                   0.390

2002
First Quarter                     1.610                   0.750
Second Quarter                    1.250                   0.700
Third Quarter                     0.800                   0.450
Fourth Quarter                    0.750                   0.500
(through November 25, 2002)




There may be a limited market for our Common Stock.

     Our Common Stock has experienced limited liquidity, lack of volume and lack of coverage by analysts, which may negatively affect the future performance of the stock. At times, there is not a high volume of trading of our Common Stock. Simply stated, there have been relatively few buyers and sellers of our Common Stock. A limited volume of transactions may make it difficult for a purchaser to sell our Common Stock.

We do not anticipate paying any dividends on our Common Stock in the near future.

     We have not previously paid any dividends on our Common Stock and we do not plan on paying any dividends in the near future. We intend to follow a policy of retaining all of our earnings, if any, to finance the development and expansion of our business. Investors who anticipate the need for immediate dividend income from their investment should refrain from the purchase of our securities.

We may issue additional shares of stock.

     We have authorized the issuance of 99,900,000 shares of Common Stock and 100,000 shares of Preferred Stock, of which 4,000 are designated as Series A Preferred Stock. As of the date of this prospectus, 10,674,971 shares of our Common Stock are issued and outstanding and 4,000 shares of Series A Preferred Shares have been issued and none are outstanding. We may issue additional shares of stock without prior stockholder approval. If we issue additional shares, existing stockholders will experience dilution in the percentage
ownership of our Common Stock.    In addition, we may issue additional shares
of stock or other securities as a method of discouraging, delaying or preventing a change in control of the Company.

USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares of Common Stock offered by this prospectus. All proceeds from the sale of the shares covered by this prospectus will be for the account of the selling stockholders named herein. See "Selling Stockholders" and "Plan of Distribution." However, assuming all of the warrants are exercised by the selling stockholders, and that certain of the selling stockholders whose warrants contain "cashless exercise" provisions do not utilize such provisions, we would receive approximately $679,522.83 in gross proceeds from those exercises. Any such proceeds will be used for working capital purposes.



SELLING STOCKHOLDERS

     The shares covered by this prospectus have been issued in a private placement to certain selling stockholders or will be issued upon the exercise of warrants to purchase shares of Common Stock. The number of shares of Common Stock that may be actually sold by the selling stockholders will be determined by such selling stockholders. The selling stockholders are the persons and/or entities listed in the table below whom own our Common Stock, or warrants to purchase shares of our Common Stock. We are registering for the two selling stockholders named herein, an aggregate of 1,312,081 shares of Common Stock.

     Pursuant to a purchase agreement dated June 27, 2002 among us and Morris Silverman, we issued and sold to such selling stockholder on that date, for an aggregate purchase price of $500,000: (i) 781,250 shares of Common Stock and (ii) three-year warrants to purchase an aggregate of 117,188 shares of our Common Stock at an initial exercise price of $.88 per share, subject to proportionate adjustments in the event of stock splits, stock dividends and reverse stock splits.

     In connection with the issuance of our securities to Morris Silverman in our June 27, 2002 private placement, we paid a finders fee to Scharff Witchel and Company in the amount of $40,000 and we issued three-year warrants to purchase an aggregate of 78,125 shares of our Common Stock at exercise price of $.88 per share, subject to proportionate adjustments in the event of stock
splits, stock dividends and reverse stock splits.   We are also registering
for the benefit of Scharff Witchel and Company, 335,518 shares of our Common Stock issuable upon the exercise of three-year warrants at exercise prices ranging from $.342 to $8.5223 per share, subject to proportionate adjustments in the event of stock splits, stock dividends and reverse stock splits.

     The following table sets forth, as of October 31, 2002: (1) the name and address of each stockholder, (2) the number and percentage of shares of our Common Stock beneficially owned by each selling stockholder, including the number of shares purchasable upon exercise of warrants, (3) the maximum number of shares of Common Stock which the selling stockholders can sell pursuant to this prospectus and (4) the number and percentage of shares of Common Stock that the selling stockholders would own if they sold all their shares registered by this prospectus. Each selling stockholder will receive all of the net proceeds from the sale of its shares of Common Stock offered by this prospectus.

     Because the selling stockholders may sell all or part of their shares of Common Stock pursuant to this prospectus and this offering is not being underwritten on a firm commitment basis, we cannot estimate the number and percentage of shares of Common Stock that the selling stockholders will hold in the aggregate at the end of the offering covered by this prospectus.





                                                                        Percentage
                                Percentage     Number of   Number       of Class to
                  Number of     of Class       Shares      of Shares    be Owned
                  Shares of     Owned by       of Common   of Common    by the
                    Common        the Selling    Stock       Stock to     Selling
Name of             Stock Owned   Stockholder    Covered     be Owned     Stockholder
Selling              before this   before this    by this     after this   after this
Stockholder         Offering      Offering (1)   Prospectus  Offering     Offering(2)

Morris Silverman    2,275,694(3)  21.09%         898,438(3)  1,377,256    12.76%
2530 Hybernia Drive,
Highland Park,
IL 60035

Scharff Witchel       413,643(4)   3.73%         413,643(4)          0        0%
and Company
60 East 42nd Street,
Suite 746,
New York, NY
Attn: Sam Witchel

Total               2,689,337     24.82%       1,312,081     1,377,256    12.76%



(1) This percentage is calculated using as the numerator, the number of shares of Common Stock included in the prior column and as the denominator, 10,674,971 shares of Common Stock outstanding as of October 31, 2002 plus the number of shares of Common Stock issuable upon the exercise of options or warrants held by the selling stockholder before this offering.

(2) This percentage is calculated using as the numerator, the number of shares of Common Stock included in the prior column and as the denominator, 10,674,971 shares of Common Stock outstanding as of October 31, 2002 plus the number of shares of Common Stock issuable upon the exercise of options or warrants held by the selling stockholder after this offering, assuming the sale by the selling stockholder of all of its shares covered by this prospectus.

(3) Consists of shares of Common Stock and shares of Common Stock issuable on exercise of warrants.

(4)  Consists of shares of Common Stock issuable on exercise of warrants.

     Neither the selling stockholders nor any of their officers, directors or principal equity holders has held any position or office with us within the past three years. Other than consulting services provided to us by Scharff Witchel and Company, neither selling stockholder has had any material relationship with us within the past three years.



PLAN OF DISTRIBUTION

     The selling stockholders may from time to time offer and sell their shares of Common Stock offered by this prospectus. We have registered their shares for resale to provide them with freely tradable securities. However, registration does not necessarily mean that they will offer and sell any or all of their shares.

Offer and Sale of Shares

     The selling stockholders, or their pledgees, donees, transferees or other successors in interest, may offer and sell their shares of Common Stock in the following manner:

   ? in the American Stock Exchange or otherwise at prices and at terms then prevailing or at prices related to the then current market price;

   ?  at fixed prices; or

   ?  in privately negotiated transactions.

     The selling stockholders, or their pledgees, donees, transferees or other successors in interest, may sell their shares of Common Stock in one or more of the following types of transactions:

   ? a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

   ? a broker or dealer may purchase as principal and resell such shares for its own account pursuant to this prospectus;

   ?  an exchange distribution in accordance with the rules of the exchange;

   ?  by writing options;

   ? ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

        ? any combination of the foregoing, or any other available means allowable under law.

       From time to time, a selling stockholder may transfer, pledge, donate or assign its shares of common stock to lenders or others and each of such persons will be deemed to be a "selling stockholder" for purposes of this prospectus. The number of shares of common stock beneficially owned by a selling stockholder may decrease as and when it takes such actions. The plan of distribution for the selling stockholder's shares of common stock sold under this prospectus will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be a selling stockholder hereunder.

       A selling stockholder may enter into hedging, derivative or short transactions with broker-dealers in connection with sales or distributions of the shares or otherwise. In these transactions, brokers-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholder. A selling stockholder also may sell shares short and redeliver the shares to close out short positions and engage in derivative or hedging transactions. A selling stockholder may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer the shares under this prospectus. A selling stockholder also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the loaned shares or upon a default the broker-dealer may sell the pledged shares under this prospectus.

Selling Through Brokers and Dealers

     The selling stockholders may select brokers or dealers to sell their shares of Common Stock. Brokers or dealers that the selling stockholders engage may arrange for other brokers or dealers to participate in selling such shares. The selling stockholders may give such brokers or dealers commissions or discounts or concessions in amounts to be negotiated immediately before any sale. In connection with such sales, these brokers or dealers, any other participating brokers or dealers, and the selling stockholders and certain pledgees, donees, transferees and other successors in interest, may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 in connection with the sale of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Because the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus. The selling stockholders have advised us that they will not enter into any agreements, understandings or arrangements with any underwriters or brokers or dealers regarding the sale of their securities without written notice to us. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

Supplemental Prospectus Regarding Material Arrangements

     If and when a selling stockholder notifies us that it has entered into a material arrangement with a broker or dealer for the sale of its shares of Common Stock offered by this prospectus through a block trade, special offering, exchange or secondary distribution or a purchase by a broker or dealer, we will file a supplemental prospectus, if required, pursuant to Rule 424(c) under the Securities Act of 1933.

Expenses of Selling Stockholders

     The selling stockholders may engage brokers or dealers who may receive commissions or discounts from the selling stockholders. While we will pay substantially all of the expenses incident to the registration of the selling stockholders' shares, we will not be responsible for discounts or commissions paid to such brokers or dealers.

Compliance with State Securities Laws

     We have not registered or qualified the shares of Common Stock offered by this prospectus under the laws of any country, other than the United States. In certain states, the selling stockholders may not offer or sell their shares of Common Stock unless (1) we have registered or qualified such shares for sale in such states; or (2) we have complied with an available exemption from registration or qualification. Also, in certain states, to comply with such states' securities laws, the selling stockholders must offer and sell their shares of Common Stock only through registered or licensed brokers or dealers.



Limitations Imposed by Exchange Act of 1934 Rules and Regulations

     Certain provisions of the Securities Exchange Act of 1934, and related rules and regulations, will apply to the selling stockholders and any other person engaged in a distribution of shares of the Common Stock. Such provisions may (1) limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders or such other person; (2) affect the marketability of such stock; and (3) affect the brokers' and dealers' market-making activities with respect to such stock.

Suspension of this Offering

     We may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of material fact or omit to state a material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to the selling stockholders.


TRANSFER AGENT

     American Stock Transfer & Trust Company is the registrar and transfer agent for our Common Stock.

LEGAL MATTERS

     Certain legal matters relating to the validity of our Common Stock offered hereby will be passed upon for the Company by Katten Muchin Zavis Rosenman of New York, New York.


EXPERTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-KSB of DiaSys Corporation, for the year ended June 30, 2002, have been so incorporated in reliance on the report of Wiss & Company LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.







===========================================================================


1,312,081 Shares


DIASYS CORPORATION


--------------

Common Stock

--------------

PROSPECTUS


_________, 2002




===========================================================================



DIASYS CORPORATION

REGISTRATION STATEMENT ON FORM S-3

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


===========================================================================

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Company will pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Such expenses are set forth in the following table. All of the amounts shown are estimates.

     Registration Fees                      $  77.26
     Legal Fees and Expenses                 2000.00
     Accounting Fees and Expenses             500.00
     Miscellaneous                           1000.00
                                             -------
     Total                                  $3577.26
                                            ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Bylaws limits the liability of our directors and officers for expenses to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

     Our Certificate of Incorporation provides that we must indemnify our directors and may indemnify our other officers, employees and agents to the fullest extent permitted by law.

     We have entered into agreements to indemnify our directors and officers, in addition to indemnification provided for in our Bylaws. These agreements, among other things, indemnify our directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of DiaSys, arising out of such person's services as a DiaSys director or officer, any subsidiary of DiaSys or any other company or enterprise to which the person provides services at our request.

     DiaSys' Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

ITEM 16. EXHIBITS


Exhibit
Number   Description
4.1      Form of Common Stock certificate (1)
4.2      Rights Agreement dated as of February 8, 2001 and Form of
     Rights Certificate (2)
4.3      Warrant dated May 25, 2002*
4.4      Placement Agent Warrant dated June 27, 2002*
4.5      Warrant dated June 27, 2002*
5.1      Opinion of Katten Muchin Zavis Rosenman*
23.1     Consent of Katten Muchin Zavis Rosenman (incorporated in Exhibit 5.1)
23.2     Consent of Wiss & Company LLP, independent accountants.*
24.1     Power of Attorney (contained on Page II-5).




(1)  Incorporated herein by reference to our Registration Statement on
     Form 8-A, filed with the Commission on October 20, 1994.
(2)	  Incorporated herein by reference to our Registration Statement on
     Form 8-A, filed with the Commission on February 23, 2001.

*    Filed herewith.
      - -------

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or its most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered), and any deviation from the low or high end of the estimated maximum offering range, may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (a)(i) and (a)(ii) above do not apply if the information required with or furnished to the Securities and Exchange Commission to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in
Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (f) For the purposes of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)
(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.



SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waterbury, State of Connecticut, on the 31 day of October 2002.

                                   DIASYS CORPORATION



                                     By: /s/ Todd M. Dematteo
                                         Todd M. DeMatteo, President,
                                         Chief Executive Officer and
                                         Director



POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd M. DeMatteo as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments of and supplements to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below on October 31, 2002 by the following persons in the capacities indicated.


















SIGNATURE               TITLE                               DATE
/s/ Todd M.DeMatteo
Todd M. DeMatteo        President, CEO and Director         November 25, 2002
/s/Diane J. Sentner
Diane J. Sentner        Chief Financial Officer,            November 25, 2002
                        Assistant Secretary
/s/ Conard R. Shelnut
Conard R. Shelnut       Secretary and Director              November 25, 2002
/s/ Robert P. Carroll
Robert P. Carroll       Director                            November 25, 2002
/s/ Dr. Robert Engel
Dr. Robert Engel        Director                            November 25, 2002
/s/Anthony P. Towell
Anthony P. Towell       Director                            November 25, 2002
/s/ Stuart Robbins
Stuart Robbins          Director                            November 25, 2002







EXHIBIT INDEX



Exhibit Number      Description
4.3                 Warrant dated May 25, 2002
4.4                 Placement Agent Warrant dated June 27, 2002
4.5                 Warrant dated June 27, 2002
5.1                 Opinion of Katten Muchin Zavis Rosenman
23.1                Consent of Katten Muchin Zavis Rosenman
                    (incorporated in Exhibit 5.1)
23.2                Consent of Wiss & Company LLP, independent accountants
24.1                Power of Attorney (contained on Page II-5).







                                                           Exhibit 4.3


       COMMON STOCK PURCHASE WARRANT CERTIFICATE DATED MAY 25, 2002


THIS CERTIFIES THAT, for value received, SCHARFF WITCHEL AND COMPANY with offices at 60 East 42nd Street, Suite 746, New York, New York (the "Holder(s)"), is entitled to purchase from DiaSys Corporation, a Delaware corporation (the "Company"), up to THREE HUNDRED, THIRTY FIVE THOUSAND, FIVE HUNDRED AND EIGHTEEN (335,518) fully paid and non-assessable shares of the Company's Common Stock (the "Shares"), as hereinafter defined, in the quantities (the "Number of Underlying Shares"), at the price (the "Exercise Price") and at any time prior to the corresponding expiration date of the exercise right (the "Expiration Date"), all as further set forth at Schedule A hereof and subject to the provisions and upon the terms and conditions set forth herein (the "Warrant").

1.  As used herein:

      (a) "Common Stock" or "Common Shares" shall refer to the Company's Common Stock, $.001 par value, per share as more fully set forth in Section 5 hereof.

      (b) "Exercise Price" shall be that price corresponding to the number of Underlying Shares set forth at Schedule A hereof, subject to adjustment pursuant to Section 4 hereof.

      (a) "Underlying Shares' shall refer to the Common Share issuable or issued upon exercise of the Warrant.

2. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, at any time, and from time to time, prior to the Expiration Date corresponding to the number of Underlying Shares set forth at Schedule A hereof. Holder may exercise its rights by the presentation of a copy of this Warrant, with a duly executed Notice Of Purchase in substantially the same form as attached at Schedule B hereof, to the Company's President or Secretary at the Company's registered address (or such office or agency of the Company as it may designate in writing to the Holder hereof by notice pursuant to Section 14 hereof), and upon payment by the Holder to the Company in cash, or by certified check or by bank draft or by bank wire transfer of the Exercise Price for such shares of Common Stock. The Company agrees that the Holder hereof shall be deemed the record owner of such Underlying Shares as of the close of business on the date on which this Warrant shall have been presented and payment made for such Underlying Shares as aforesaid. Certificates for the Underlying Shares so purchased shall be delivered to the Holder hereof within a reasonable time, not exceeding five (5) business days, after the rights represented by this Warrant shall have been so exercised. If this Warrant shall be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, deliver a new warrant certificate containing the same terms and conditions of this Warrant and a new Schedule A evidencing the rights of the Holder hereof to purchase the balance of the Underlying Shares which such Holder is entitled to purchase hereunder. Exercise in full of the rights represented by this Warrant shall not extinguish the rights granted under Section 9 hereof.

3.  Intentionally Omitted

4. Subject and pursuant to the provisions of this Section 4, the Exercise Price and number of Underlying Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

      (A) If the Company shall, at any time, subdivide its outstanding Common Shares by recapitalization, reclassification, spit, or other such issuance without additional consideration, the appropriate Exercise Price immediately prior to such subdivision shall be proportionately decreased, and if the Company shall at any time combine the outstanding Common Shares by recapitalization, reclassification or combination thereof, the Exercise Price immediately prior to such combination shall be proportionately increased. Any such adjustment to the Exercise Price shall become effective at the close of business on the record date for such subdivision or combination. No adjustment to the Exercise Price and the number of shares issuable upon exercise of this Warrant shall be required if such adjustment provides the holders of this Warrant with disproportionate rights, privileges and economic benefits which are not provided to the public shareholders.

      (B) In the event that prior to the expiration of the Warrant, the Company adopts a resolution to merge, consolidate, or sell percentages in all of its asset, the Holder(s), upon the exercise of this Warrant, will be entitled to receive the same treatment as a holder of any other share of Common Stock. In the event the Company adopts a resolution for the liquidation, dissolution, or winding up of the Company's business, the Company will give written notice of such adoption of a resolution to the Holder(s) of the Warrant. Thereupon all liquidation and dissolution rights under this Warrant will terminate at the end of thirty (30) days from the date of the notice to the extent not exercised within said thirty (30) days.

     (C   Upon any adjustment of the Exercise Price as hereinabove
provided, the number of Common Shares issuable upon exercise shall be changed to the number of shares determine by dividing (i) the aggregate Exercise Price payable for the purchase of all shares issuable upon exercise of the Warrant immediately prior to such adjustment by (ii) the appropriate Exercise Price per share in effect immediately after such adjustment.

      (D)  No adjustment in the Exercise Price shall be required under
Section 4 hereof unless such adjustment would require an increase or decrease in such price of at least FIVE PERCENT (5%) provided, however, that any adjustments which by reason of the foregoing are not required at the time to be made shall be carried forward and taken into account and included in determining the amount of any subsequent adjustment, and provided further, however, that in case the Company shall at any time subdivide or combine the outstanding Common Shares as a dividend, said amount of FIVE PERCENT (5%) per share shall forthwith be proportionately increased in the case of a combination or decreased in the case of a subdivision or stock dividend so as to appropriately reflect the same.

      (E) On the effective date of any new Exercise Price, the number of shares as to which this Warrant may be exercised shall be increased or decreased so that the total sum payable to the Company on the exercise of this Warrant shall remain constant.

      (F) The Company may from time to time, in its sole discretion (which shall be conclusive) make any change in the form of the Warrant that the Company may deem appropriate and that does not affect the substance thereof.

5. For the purposes of this Warrant, the terms "Common Shares" or "Common Stock'" shall mean: (i) the class of stock designated as the Common Stock, $.001 par value, of the Company on the date set forth on the first page hereof; or, (ii) any other class of stock resulting from successive changes or re-classifications of such Common Stock consisting solely of changes in par value, or from no par value to par value, or from par value to no par value.

6.  The Company covenants and agrees that:

      (a) During the period within which the rights represented by this Warrant may be exercised, the Company shall, at all times, take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose.

      (b) All Common Shares which may be issued upon exercise of the rights represented by this Warrant will, upon issuance be validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and,

     (c )   All original issue taxes payable in respect of the issuance of Common Shares upon the exercise of the rights represented by this Warrant shall be borne by the Company but in no event shall the Company be responsible or liable for income, transfer or other personal taxes incurred by Holder in connection with any transaction hereunder.

7. Until exercise, this Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company.

8. This Warrant shall not be sold, transferred, assigned or hypothecated, except by and among the officers or partners or owners of the Holder and/or the following family members or relatives of the owners of the Holder: Barbara Witchel, Emmett Witchel, Alexandra Witchel, and Phoebe Kahanov.
In no event shall this Warrant and/or the Underlying Shares be sold, transferred, assigned or hypothecated except in conformity with the applicable provisions of the Securities Act of 1933, as then in force (the "Act"), or any similar Federal statute then in force, and all applicable "Blue Sky" laws.

9. The Holders of this Warrant, by acceptance hereof, agree that, prior to the disposition of this Warrant and/or any Underlying Shares theretofore purchased upon the exercise hereof, under circumstances that might require registration of such securities under the Act, or any similar Federal statute then in force, Holder will give written notice to the Company expressing such Holder's intention of effecting such disposition, and describing briefly Holder's intention as to the disposition of this Warrant and/or the Underlying Shares to be made. Promptly upon receiving such notice, the Company shall present copies thereof to its legal counsel and the provisions of the following subdivisions shall apply:

      (a) If, in the opinion of such counsel, the proposed disposition of the Warrant and/or the Underlying Shares does not require registration under the Act, or any similar Federal statute then in force, the Company shall use its commercially best efforts to promptly notify the Holders of such opinion, whereupon such Holders shall be entitled to dispose of this Warrant and/or such Underlying Shares theretofore issued upon the exercise hereof, all in accordance with the terms of the notice delivered by such Holder to the Company and the terms of this Warrant.

      (b) If, in the opinion of such counsel, such proposed disposition requires such registration or qualifications under the Act, or similar Federal statute then in effect, the Company shall use its commercially best efforts to promptly give written notice of such opinion to the Holders hereof. The Company agrees that it will, upon request by the Holder at any time prior to the Expiration Date of the Warrant, on one occasion only, at the sole expense of the Company, cause the Underlying Shares issuable upon exercise of the Warrant, to be the subject of a post-effective amendment or a new Registration Statement, if appropriate, so as to enable the holder to offer publicly the Underlying Shares issued upon exercise. The Company agrees to apply for registration of the Underlying Shares expeditiously and, where possible, within SIXTY (60) days after receipt of such requests. The Company agrees to use its "best efforts" to cause the post-effective amendment, "piggy-back" registration and/or new Registration Statement to become effective. The Holders may demand registration only upon exercise of all or some portion of the Warrant.

10.  Intentionally Omitted

11. If this Warrant, or any of the securities issuable pursuant hereto, require qualification or registration with, or approval of, any governmental official or authority (other than registration under the Act, or any similar Federal statute at the time in force), before such securities may be issued on the exercise hereof, the Company, at its expense, will take all requisite action in connection with such qualification, and will use its best efforts to cause such securities and/or this Warrant to be duly registered or approved, as may be required.

12. This Warrant is exchangeable, upon its surrender by the Holders at such office or agency of the Company as may be designated by the Company , for a new warrant of like tenor, representing, in the aggregate, the right to purchase the number of Common Shares that may be purchased hereunder. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or in the case of such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the Holder a new Warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the number of Common Shares that my be subscribed for and purchased hereunder. Nothing herein is intended to authorize the transfer of this Warrant except as permitted under Paragraph 8.

13.  Intentionally Omitted

14. All notices required hereunder shall be given by first-class mail, postage prepaid; if given by the Holder hereof, addressed to the Company at 81 West Main Street, Waterbury, Connecticut 06702 or such other address as the Company may designate in writing; and if given by the Company, addressed to the Holder at the address shown on the books of the Company.

15. The validity, construction and enforcement of this Warrant shall be governed by the laws of the State of Connecticut and jurisdiction is hereby vested in the Courts of said State in the event of the institution of any legal action under this Warrant.

IN WITNESS WHEREOF, DiaSys Corporation has caused this Warrant to be signed by its duly authorized officers under its corporate seal, to be dated.


DIASYS CORPORATION



                                                   By:Todd M. DeMatteo
                                                   Its:   President/CEO

Corporate Seal




                                                          Exhibit 4.4


WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE HEREUNDER MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.
________________________________________________________________________





WARRANT TO PURCHASE COMMON STOCK
OF
DIASYS CORPORATION
                                                          June 27, 2002
THIS CERTIFIES THAT, for value received, SCHARFF WITCHEL AND COMPANY with offices at 60 East 42nd Street, Suite 746, New York, New York ("Holder"), is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time commencing after the issuance date of this Warrant (the "Effective Date"), and before 5:00 p.m. Chicago Time on June 27, 2005 (the "Expiration Date"), to purchase from DiaSys Corporation, a Delaware corporation (the "Company"), up to SEVENTY-EIGHT THOUSAND, ONE HUNDRED AND TWENTY-FIVE (78,125) shares of Common Stock of the Company at an exercise price per share equal to $0.88 (the "Purchase Price"). Both the number of shares of Common Stock purchasable upon exercise of this Warrant and the Purchase Price are subject to adjustment and change as provided herein.
CERTAIN DEFINITIONS. As used in this Warrant the following terms shall have the following respective meanings:
     1.1 "Fair Market Value" of a share of Common Stock as of a particular date shall mean:
(a)  If traded on a securities exchange or the Nasdaq
National Market, the Fair Market Value shall be
deemed to be the average of the closing prices of the
Common Stock of the Company on such exchange or
market over the five (5) trading days ending
immediately prior to the applicable date of
valuation;
(b)  average of the closing bid and asked quotations
averaged over the fifteen (15)-day period ending
immediately prior to the applicable date of
valuation; and
(c)  If there is no public market, the Fair Market Value
shall be the value thereof, as agreed upon in good
faith by the Company and the Holder; provided,
however, that if the Company and the Holder cannot
agree on such value, such value shall be determined
by an independent valuation firm experienced in
valuing businesses jointly selected in good faith by
the Company and the Holder.  Fees and expenses of the
valuation firm shall be paid for by the Company.
"Registered Holder" shall mean any Holder in whose name this Warrant is registered upon the books and records maintained by the Company. "Warrant" as used herein, shall include this Warrant and any warrant delivered in substitution or exchange therefor as provided herein. "Common Stock" shall mean the Common Stock of the Company and any other securities at any time receivable or issuable upon exercise of this Warrant.
"Securities Purchase Agreement" means that certain Securities Purchase Agreement dated as of June 27, 2002, by and among the Company and Morris Silverman.
EXERCISE OF WARRANT
     2.1 Payment. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time after the Effective Date, and on or before the Expiration Date by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Exhibit 1 (the "Notice of Exercise"), duly executed by the Holder, at the principal office of the Company, and as soon as practicable after such date, surrendering
(a)  this Warrant at the principal office of the Company,
and
(b)  payment in cash (by check) or by wire transfer of an
amount equal to the product obtained by multiplying
the number of shares of Common Stock being purchased
upon such exercise by the then effective Purchase
Price (the "Exercise Amount").
     2.2 Net Issue Exercise. In lieu of the payment methods set forth in Section 2.1(b) above, the Holder may elect to exchange all or some of this Warrant for shares of Common Stock equal to the value of the amount of the Warrant being exchanged on the date of exchange. If the Holder elects to exchange this Warrant as provided in this Section 2.2, Holder shall tender to the Company the Warrant for the amount being exchanged, along with written notice of Holder's election to exchange some or all of the Warrant, and the Company shall issue to Holder the number of shares of the Common Stock computed using the following formula:
X =      Y (A-B)
            A
Where:   X = the number of shares of Common Stock to be issued to
             Holder.

         Y = the number of shares of Common Stock purchasable under the amount of the Warrant being exchanged
             (as adjusted to the date of such calculation).

         A = the Fair Market Value of one share of the Common Stock.

         B = Purchase Price (as adjusted to the date of such
             calculation).
     2.3 Stock Certificates; Fractional Shares. As soon as practicable on or after the date of any exercise of this Warrant but in any event within 5 business days after its receipt of the Exercise Amount, the Company shall issue and deliver to the person or persons designated by the Holder a certificate or certificates for the aggregate number of whole shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the current Fair Market Value of one whole share of Common Stock as of such date of exercise. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.
     2.4 Partial Exercise; Effective Date of Exercise. In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The person entitled to receive the shares of Common Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Company receives the Notice of Exercise, subject to receipt of the Exercise Amount.
     2.5 Vesting.  The warrants shall vest fully upon issuance.
VALID ISSUANCE: TAXES. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock in any name other than that of the Registered Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company's reasonable satisfaction that no tax or other charge is due.
ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant) and the Purchase Price are subject to adjustment upon occurrence of the following events:
      4.1 Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares. The Purchase Price of this Warrant shall be proportionally decreased and the number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect any stock split or other subdivision of the Company's Common Stock. The Purchase Price of this Warrant shall be proportionally increased and the number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased to reflect any reverse stock split, consolidation or combination of the Company's Common Stock.
     4.2 Adjustment for Dividends or Distributions of Stock or Other Securities or Property. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company (including debt instruments) or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such additional securities or other assets distributed with respect to such shares as aforesaid during such period giving effect to all adjustments called for by this Section 4.
     4.3 Reclassification. If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change, and the Purchase Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section
4. No adjustment shall be made pursuant to this Section 4.3 upon any conversion or redemption of the Common Stock which is the subject of
Section 4.5.
     4.4 Adjustment for Capital Reorganization, Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares of stock or other securities or property (including cash) to which the holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section
4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be the value as agreed upon in good faith by the Company and the Holder; provided, however, that if the Company and the Holder cannot agree on such value, such value shall be determined by an independent valuation firm experienced in valuing such property jointly selected in good faith by the Company and the Holder. All fees and expenses of the valuation firm shall be paid for by the Company. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.
     Conversion of Common Stock. In case all or any portion of the authorized and outstanding shares of Common Stock of the Company are redeemed or converted or reclassified into other securities or property pursuant to the Company's Certificate of Incorporation or otherwise, or the Common Stock otherwise ceases to exist, then, in such case, the Holder of this Warrant, upon exercise hereof at any time after the date on which the Common Stock is so redeemed or converted, reclassified or ceases to exist (the "Termination Date"), shall receive, in lieu of the number of shares of Common Stock that would have been issuable upon such exercise immediately prior to the Termination Date, the securities or property that would have been received if this Warrant had been exercised in full and the Common Stock received thereupon had been simultaneously converted immediately prior to the Termination Date, all subject to further adjustment as provided in this Warrant. Additionally, the Purchase Price shall be immediately adjusted such that the aggregate Purchase Price of the maximum number of securities or other property for which this Warrant is exercisable immediately after the Termination Date is equal to the aggregate Purchase Price of the maximum number of shares of Common Stock for which this Warrant was exercisable immediately prior to the Termination Date, all subject to further adjustment as provided herein.
     4.6 Construction. The purpose of Article 4. is to protect the Warrant from being cancelled or diminished or invalidated in any of the
events set forth in Article 4.    Nothing in this Article 4 is meant to
be read or construed or interpreted to mean that the Warrant shall not be diluted to the same extent as the Company's common stock, or that the Warrant is or should be treated as a special class of equity, or that the Warrant possesses or receives additional rights, powers or value compared to the Company's common stock in the event of any such occurrence set forth in this Article 4, or that any such event confers a right in the Warrant to vote in or veto any action or transaction under any circumstance.
CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment in the Purchase Price, or number or type of shares issuable upon exercise of this Warrant, the Chief Financial Officer or Controller of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Purchase Price. The Company shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder. In addition, if at any time prior to the Expiration
Date:
     5.1 the Company shall declare any dividend payable in any securities or make any distribution to its stockholders;
     5.2 the Company shall offer to its stockholders as a class any additional shares of Common Stock or securities convertible into Common Stock or any right to subscribe to Common Stock or securities convertible or exchangeable into Common Stock; or
     5.3 a dissolution or winding up of the Company (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets and business as an entirety) shall be proposed;
then in any one or more of such events, the Company shall, subject to the notice requirements of applicable law, give notice in writing of such event to the Holder at least 10 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or date of the closing of the transfer books, as the case may be.
LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.
RESERVATION OF COMMON STOCK. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Issuance of this Warrant shall constitute full authority to the Company's Officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.
TRANSFER AND EXCHANGE. Subject to the terms and conditions of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder may be transferred to any Registered Holder's parent, subsidiary or affiliate or to any officer, director, partner or member of any such parent, subsidiary or affiliate, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by the Registered Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any permitted partial transfer, the Company will issue and deliver to the Registered Holder a new Warrant or Warrants with respect to the shares of Common Stock not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner for all purposes.
RESTRICTIONS ON TRANSFER. By acceptance hereof, the Holder acknowledges that this Warrant and the capital stock of the Company that may be issued upon its exercise have not been registered under the Securities Act, and Holder agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any capital stock issued upon its exercise in the absence: of (i) an effective registration statement under the Securities Act as to this Warrant or such securities and registration or qualification of this Warrant or such securities under any applicable Blue Sky or state securities laws then in effect; or (ii) an opinion of counsel, reasonably satisfactory to the Company, that such registration and qualification are not required. In the reasonable discretion of the Company, the Company may condition any transfer of all or any portion of this Warrant or the capital stock of the Company that may be issued upon its exercise (other than a disposition satisfying the conditions set forth in clause
(i) of Section 9 above) upon the transferee's delivery to the Company of a written agreement, in form and substance reasonably satisfactory to the Company, whereby the transferee makes such representations and warranties to and for the benefit of the Company as are comparable to the representations and warranties of the Holder set forth in Section 10 below.
COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that any shares of stock purchased upon exercise of this Warrant shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the Company; that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder understands that the shares of stock acquired pursuant to the exercise of this Warrant will not be registered under the Securities Act (unless otherwise registered pursuant to exercise by the Holder of the registration rights, if any, granted to the Registered Holder) and will be "restricted securities" within the meaning of Rule 144 under the Securities Act and that the exemption from registration under Rule 144 will not be available for at least one (1) year from the date of exercise of this Warrant, subject to any special treatment by the SEC for exercise of this Warrant pursuant to Section 2.2, and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of stock issued to the Holder upon exercise of this Warrant or upon conversion of such shares may have affixed thereto a legend substantially in the following form:
THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN
REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS
AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE
SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN
EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE
SECURITIES ACT AND SUCH OTHER SECURITIES LAWS.  NEITHER
THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY
BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED,
ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT
PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT
FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.
NO RIGHTS OR LIABILITIES AS STOCKHOLDERS. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by such Holder to purchase Common Stock by exercise of this Warrant or Common Stock upon conversion thereof, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a stockholder of the Company for any purpose.
NOTICES. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given: (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.


To Holder:                            To the Company:
SCHARFF, WITCHEL AND CO.              DiaSys Corporation
69 East 42nd Street, Suite 746         81 West Main Street
New York, New York                    Waterbury, CT
Attn:  Sam Witchel                    Attn: Todd M. DeMatteo
Fax Number: (212) 983-1065            Fax Number: (203) 755-5105




Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 12 by giving the other party written notice of the new address in the manner set forth above.
HEADINGS. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof. LAW GOVERNING. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware. WAIVER OF JURY TRIAL. The Company and, by acceptance of this Warrant, the Holder each waive all right to trial by jury in any action or proceeding to enforce or defend any rights or remedies hereunder or relating hereto.
NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the
Company: (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefore upon such exercise; and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon exercise of this Warrant.
SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated. COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the date first set forth above.
                                                           DiaSys Corporation
/s/ Sam Witchel                                           /S/ Todd M. DeMatteo
    Sam Witchel                                          By:  Todd M. DeMatteo
    Principal                                                 President/CEO









SIGNATURE PAGE TO
WARRANT TO PURCHASE COMMON STOCK


EXHIBIT 1

NOTICE OF EXERCISE

(To be executed upon exercise of Warrant)
To:  DiaSys Corporation

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, the securities of DiaSys Corporation, as provided for therein, and (check the applicable box):

0    tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check or wire transfer in same day funds in the amount of $____________ for _________ such securities.
0    Elects the Net Issue Exercise option pursuant to Section 2.2 of the
Warrant, and accordingly requests delivery of a net of ______________ of such securities.

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:_________________________________________________________________
Address:______________________________________________________________
Signature:____________________________________________________________

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate.
If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.


EXHIBIT 2
ASSIGNMENT
    (To be executed only upon assignment of Warrant Certificate)
For value received, the undersigned hereby sells, assigns and transfers unto the parties set forth below all or such portion of the Warrants represented by the within Warrant Certificate set forth below, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:
Name(s) of Assignee(s)          Address                   # of Warrants
And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant Certificate.
Dated:

Signature:

Notice: The signature to the foregoing Assignment must correspond to the name as written upon the face of this security in every particular, without alteration or any change whatsoever.



                                                            Exhibit 4.5


EXHIBIT A

WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE HEREUNDER MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.
________________________________________________________________________

WARRANT TO PURCHASE COMMON STOCK
OF
DIASYS CORPORATION
NO.                                                       June 27, 2002
THIS CERTIFIES THAT, for value received, Morris Silverman. or his permitted registered assigns ("Holder"), is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time commencing after the issuance date of this Warrant (the "Effective Date"), and before 5:00 p.m. Chicago Time on June 27, 2005 (the "Expiration Date"), to purchase from DiaSys Corporation, a Delaware corporation (the "Company"), up to 117,188 shares of Common Stock of the Company at an exercise price per share equal to $0.88 (the "Purchase Price"). Both the number of shares of Common Stock purchasable upon exercise of this Warrant and the Purchase Price are subject to adjustment and change as provided herein.
CERTAIN DEFINITIONS. As used in this Warrant the following terms shall have the following respective meanings:
     1.1 "Fair Market Value" of a share of Common Stock as of a particular date shall mean:
(a) If traded on a securities exchange or the Nasdaq
    National Market, the Fair Market Value shall be deemed
    to be the average of the closing prices of the Common
    Stock of the Company on such exchange or market over
    the five (5) trading days ending immediately prior to
    the applicable date of valuation;
(b) average of the closing bid and asked quotations
    averaged over the fifteen (15)-day period ending
    immediately prior to the applicable date of valuation;
    and
(c) If there is no public market, the Fair Market Value
    shall be the value thereof, as agreed upon in good
    faith by the Company and the Holder; provided, however,
    that if the Company and the Holder cannot agree on such
    value, such value shall be determined by an independent
    valuation firm experienced in valuing businesses
    jointly selected in good faith by the Company and the
    Holder.  Fees and expenses of the valuation firm shall
    be paid for by the Company.
"Registered Holder" shall mean any Holder in whose name this Warrant is registered upon the books and records maintained by the Company. "Warrant" as used herein, shall include this Warrant and any warrant delivered in substitution or exchange therefor as provided herein. "Common Stock" shall mean the Common Stock of the Company and any other securities at any time receivable or issuable upon exercise of this Warrant.
"Securities Purchase Agreement" means that certain Securities Purchase Agreement dated as of June 27, 2002, by and among the Company and Holder.
EXERCISE OF WARRANT
   2.1 Payment. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time after the Effective Date, and on or before the Expiration Date by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Exhibit 1 (the "Notice of Exercise"), duly executed by the Holder, at the principal office of the Company, and as soon as practicable after such date, surrendering
(a)  this Warrant at the principal office of the Company,
and
(b)  payment in cash (by check) or by wire transfer of an
amount equal to the product obtained by multiplying
the number of shares of Common Stock being purchased
upon such exercise by the then effective Purchase
Price (the "Exercise Amount").
2.2   Net Issue Exercise. In lieu of the payment methods set
forth in Section 2.1(b) above, the Holder may elect to exchange all or some of this Warrant for shares of Common Stock equal to the value of the amount of the Warrant being exchanged on the date of exchange. If the Holder elects to exchange this Warrant as provided in this Section 2.2, Holder shall tender to the Company the Warrant for the amount being exchanged, along with written notice of Holder's election to exchange some or all of the Warrant, and the Company shall issue to Holder the number of shares of the Common Stock computed using the following formula:
X =    Y (A-B)
          A
Where:   X =  the number of shares of Common Stock to be issued to
              Holder.

         Y = the number of shares of Common Stock purchasable
             under the amount of the Warrant being exchanged
            (as adjusted to the date of such calculation).

         A = the Fair Market Value of one share of the Common Stock.

         B = Purchase Price (as adjusted to the date of
             such calculation).
     2.3 Stock Certificates; Fractional Shares. As soon as practicable on or after the date of any exercise of this Warrant but in any event within 5 business days after its receipt of the Exercise Amount, the Company shall issue and deliver to the person or persons designated by the Holder a certificate or certificates for the aggregate number of whole shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the current Fair Market Value of one whole share of Common Stock as of such date of exercise. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.
     2.4 Partial Exercise; Effective Date of Exercise. In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The person entitled to receive the shares of Common Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Company receives the Notice of Exercise, subject to receipt of the Exercise Amount.
     2.5  Vesting.  The warrants shall vest fully upon issuance.
VALID ISSUANCE: TAXES. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock in any name other than that of the Registered Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company's reasonable satisfaction that no tax or other charge is due.
ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant) and the Purchase Price are subject to adjustment upon occurrence of the following events:
     4.1 Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares. The Purchase Price of this Warrant shall be proportionally decreased and the number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect any stock split or other subdivision of the Company's Common Stock. The Purchase Price of this Warrant shall be proportionally increased and the number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased to reflect any reverse stock split, consolidation or combination of the Company's Common Stock.
     4.2 Adjustment for Dividends or Distributions of Stock or Other Securities or Property. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company (including debt instruments) or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such additional securities or other assets distributed with respect to such shares as aforesaid during such period giving effect to all adjustments called for by this Section 4.
     4.3 Reclassification. If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change, and the Purchase Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section
4. No adjustment shall be made pursuant to this Section 4.3 upon any conversion or redemption of the Common Stock which is the subject of
Section 4.5.
     4.4 Adjustment for Capital Reorganization, Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares of stock or other securities or property (including cash) to which the holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section
4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be the value as agreed upon in good faith by the Company and the Holder; provided, however, that if the Company and the Holder cannot agree on such value, such value shall be determined by an independent valuation firm experienced in valuing such property jointly selected in good faith by the Company and the Holder. All fees and expenses of the valuation firm shall be paid for by the Company. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.
     Conversion of Common Stock. In case all or any portion of the authorized and outstanding shares of Common Stock of the Company are redeemed or converted or reclassified into other securities or property pursuant to the Company's Certificate of Incorporation or otherwise, or the Common Stock otherwise ceases to exist, then, in such case, the Holder of this Warrant, upon exercise hereof at any time after the date on which the Common Stock is so redeemed or converted, reclassified or ceases to exist (the "Termination Date"), shall receive, in lieu of the number of shares of Common Stock that would have been issuable upon such exercise immediately prior to the Termination Date, the securities or property that would have been received if this Warrant had been exercised in full and the Common Stock received thereupon had been simultaneously converted immediately prior to the Termination Date, all subject to further adjustment as provided in this Warrant. Additionally, the Purchase Price shall be immediately adjusted such that the aggregate Purchase Price of the maximum number of securities or other property for which this Warrant is exercisable immediately after the Termination Date is equal to the aggregate Purchase Price of the maximum number of shares of Common Stock for which this Warrant was exercisable immediately prior to the Termination Date, all subject to further adjustment as provided herein.
     4.6 Construction. The purpose of Article 4. is to protect the Warrant from being cancelled or diminished or invalidated in any of the
events set forth in Article 4.    Nothing in this Article 4 is meant to
be read or construed or interpreted to mean that the Warrant shall not be diluted to the same extent as the Company's common stock, or that the Warrant is or should be treated as a special class of equity, or that the Warrant possesses or receives additional rights, powers or value compared to the Company's common stock in the event of any such occurrence set forth in this Article 4, or that any such event confers a right in the Warrant to vote in or veto any action or transaction under any circumstance.
CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment in the Purchase Price, or number or type of shares issuable upon exercise of this Warrant, the Chief Financial Officer or Controller of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Purchase Price. The Company shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder. In addition, if at any time prior to the Expiration
Date:
     5.1 the Company shall declare any dividend payable in any securities or make any distribution to its stockholders;
     5.2 the Company shall offer to its stockholders as a class any additional shares of Common Stock or securities convertible into Common Stock or any right to subscribe to Common Stock or securities convertible or exchangeable into Common Stock; or
     5.3 a dissolution or winding up of the Company (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets and business as an entirety) shall be proposed;
then in any one or more of such events, the Company shall, subject to the notice requirements of applicable law, give notice in writing of such event to the Holder at least 10 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or date of the closing of the transfer books, as the case may be.
LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.
RESERVATION OF COMMON STOCK. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Issuance of this Warrant shall constitute full authority to the Company's Officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.
TRANSFER AND EXCHANGE. Subject to the terms and conditions of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder may be transferred to any Registered Holder's parent, subsidiary or affiliate or to any officer, director, partner or member of any such parent, subsidiary or affiliate, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by the Registered Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any permitted partial transfer, the Company will issue and deliver to the Registered Holder a new Warrant or Warrants with respect to the shares of Common Stock not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner for all purposes.
RESTRICTIONS ON TRANSFER. By acceptance hereof, the Holder acknowledges that this Warrant and the capital stock of the Company that may be issued upon its exercise have not been registered under the Securities Act, and Holder agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any capital stock issued upon its exercise in the absence: of (i) an effective registration statement under the Securities Act as to this Warrant or such securities and registration or qualification of this Warrant or such securities under any applicable Blue Sky or state securities laws then in effect; or (ii) an opinion of counsel, reasonably satisfactory to the Company, that such registration and qualification are not required. In the reasonable discretion of the Company, the Company may condition any transfer of all or any portion of this Warrant or the capital stock of the Company that may be issued upon its exercise (other than a disposition satisfying the conditions set forth in clause
(i) of Section 9 above) upon the transferee's delivery to the Company of a written agreement, in form and substance reasonably satisfactory to the Company, whereby the transferee makes such representations and warranties to and for the benefit of the Company as are comparable to the representations and warranties of the Holder set forth in Section 10 below.
COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that any shares of stock purchased upon exercise of this Warrant shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the Company; that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder understands that the shares of stock acquired pursuant to the exercise of this Warrant will not be registered under the Securities Act (unless otherwise registered pursuant to exercise by the Holder of the registration rights, if any, granted to the Registered Holder) and will be "restricted securities" within the meaning of Rule 144 under the Securities Act and that the exemption from registration under Rule 144 will not be available for at least one (1) year from the date of exercise of this Warrant, subject to any special treatment by the SEC for exercise of this Warrant pursuant to Section 2.2, and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of stock issued to the Holder upon exercise of this Warrant or upon conversion of such shares may have affixed thereto a legend substantially in the following form:
THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN
REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS
AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE
SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN
EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE
SECURITIES ACT AND SUCH OTHER SECURITIES LAWS.  NEITHER
THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY
BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED,
ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT
PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT
FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.
NO RIGHTS OR LIABILITIES AS STOCKHOLDERS. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by such Holder to purchase Common Stock by exercise of this Warrant or Common Stock upon conversion thereof, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a stockholder of the Company for any purpose.
NOTICES. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given: (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.


To Holder:                                 To the Company:
Morris Silverman                           DiaSys Corporation
c/o M.S. Management Corporation            81 West Main Street
790 Estate Drive, Suite 100                Waterbury, CT
Deerfield, Illinois 60015                  Attn:  Todd M. DeMatteo
Fax Number: (847) 919-4829                 Fax Number: (203) 755-5105




Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 12 by giving the other party written notice of the new address in the manner set forth above.
HEADINGS. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof. LAW GOVERNING. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware. WAIVER OF JURY TRIAL. The Company and, by acceptance of this Warrant, the Holder each waive all right to trial by jury in any action or proceeding to enforce or defend any rights or remedies hereunder or relating hereto.
NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the
Company: (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefore upon such exercise; and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon exercise of this Warrant.
SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated. COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the date first set forth above.
                                                          DiaSys Corporation

/s/ Morris Silverman                                     /s/ Todd M. DeMatteo
    Morris Silverman                                    By:  Todd M. DeMatteo
                                                        President/CEO
SIGNATURE PAGE TO
WARRANT TO PURCHASE COMMON STOCK


EXHIBIT 1

NOTICE OF EXERCISE

(To be executed upon exercise of Warrant)
To:     DiaSys Corporation
The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, the securities of DiaSys Corporation, as provided for therein, and (check the applicable box):

0 tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check or wire transfer in same-day funds in the amount of $____________ for _________ such securities.

0  Elects the Net Issue Exercise option pursuant to Section 2.2 of the
    Warrant, and accordingly requests delivery of a net of ______________ of such securities.

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:__________________________________________________________
Address:_______________________________________________________
Signature:

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate.
If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.


EXHIBIT 2
ASSIGNMENT
(To be executed only upon assignment of Warrant Certificate)
For value received, the undersigned hereby sells, assigns and transfers unto the parties set forth below all or such portion of the Warrants represented by the within Warrant Certificate set forth below, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:
Name(s) of Assignee(s)               Address              # of Warrants
And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant Certificate. Dated:_____________________________________________________________
Signature:__________________________________________________________

Notice: The signature to the foregoing Assignment must correspond to the name as written upon the face of this security in every particular, without alteration or any change whatsoever.


EXHIBIT B
REGISTRATION RIGHTS
1.  REGISTRATION RIGHTS.
    1.1   Definitions.  For purposes of this Exhibit B to the Agreement:
   "Affiliate" means, with respect to a Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such Person in question. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.
   "Agreement" means that certain Securities Purchase Agreement dated as of June 27, 2002 by and among the Company and the Purchaser named therein.
   "Board of Directors" means the Board of Directors of the Company or any duly constituted committee of that Board which has been delegated the authority to take the specific action in question.
   "Common Stock" means the Company's common stock, par value $0.001 per share.
         "Company" means DiaSys Corporation, a Delaware corporation. "Eligible Offering" means any public offering of Common Stock by the
Company other than: (i) any registration relating solely to the sale of securities to participants in a Company stock plan, (ii) any registration relating to corporate reorganization or other transaction under Rule 145 of the Act, (iii) any registration on any form (other than Form S-1, S-2 or S-3) which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, and (iv) any registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered.
   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC (or any other federal agency at the time administering the Securities Exchange Act of 1934, as amended) promulgated thereunder.
   "Person" means any individual, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government bureau or agency or other subdivision thereof or other entity of any kind or nature.
         "Purchaser" means the Purchaser named in the Agreement. "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document by the SEC.
   "Registrable Securities" means (i) the Common Stock and Warrant Shares purchased by the Purchaser pursuant to the terms of the Agreement, (ii) any Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) or (ii) above, and (iii) any Common Stock of the Company issued by way of a stock split of the shares referenced in (i), (ii) or (iii) above.
         "SEC" means the Securities and Exchange Commission.
   "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC (or any other federal agency at the time administering the Securities Act of 1933, as amended) promulgated thereunder.
   "Trading Day" means any day on which shares of the Company's Common Stock are traded on the American Stock Exchange, any other national market or over the counter, as the case may be.
1.2   Registration Rights With Respect to the Securities.
  a. Filing. At any time upon receipt of a written request (the "Demand") at any time after the Closing Date, delivered by the Purchaser, the Company agrees to file, and cause to become effective as promptly as practicable thereafter, a shelf registration statement pursuant to Rule 415 under the Securities
Act of 1933 (a "Registration Statement") on Form S-3 covering the Registrable Securities, which Registration Statement (or post-effective amendment filed under this Section 1.2) shall remain effective until the earlier of: (i) two (2) years from the date of effectiveness; and (ii) such time as all registration rights granted to the Purchaser hereunder have terminated pursuant to
Section 1.10 hereof (the "Effectiveness Period"). If the Company is not eligible to use Form S-3, the Registration Statement shall be on Form S-1 and shall be amended to Form S-3 at such time as the Company becomes eligible to use Form S-3. Notwithstanding the foregoing, the Company shall not be obligated to file and cause to be effective a Registration Statement in the event that
(1) the Company shall furnish to the Purchaser a certificate signed by the Chief Executive Officer or Chairman of the Board of Directors stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its stockholders for such Registration Statement to be effected at such time, in which event the Company shall have the right to defer the filing of the Registration Statement for a period of not more than 90 days, or (2) at any time prior to the date of the Demand, a Registration Statement has been filed by the Company pursuant to which the Purchaser was entitled to participate with respect to all of their Registrable Securities in accordance with their rights set forth in Section 1.3 or (3) the Company has already filed one Registration Statement at the request of the Purchaser pursuant to this Section 1.2(a).
b. Effectiveness. The Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective within 90 days after filing with the SEC or, if earlier, within five (5) days of SEC clearance to request acceleration of effectiveness. The Registration Statement shall include appropriate language regarding reliance upon Rule 416 to the extent permitted by the SEC. The Company will notify the Purchaser of the effectiveness of the Registration Statement within one Trading Day of such event.
c. Expenses. All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under
Section 1.2(a) and in complying with applicable Federal and State securities and Blue Sky laws shall be borne by the Company. The Purchaser shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Securities being registered. The Purchaser and its counsel shall have a reasonable period, not to exceed five (5) Trading Days, to review any amendment to the Registration Statement prior to filing with the SEC, and the Company shall provide the Purchaser with copies of any comment letters received from the SEC with respect thereto within two (2) Trading Days of receipt thereof.
1.3 Piggyback Registrations. From and after the Closing Date, the Company shall notify the Purchaser in writing at least twenty (20) days prior to filing any registration statement under the Securities Act for purposes of effecting an Eligible Offering, and will afford the Purchaser an opportunity to include in such registration statement all or any part of the Registrable Securities then held by the Purchaser.
If the Purchaser desires to include in any such registration statement all or any part of the Registrable Securities it holds, the Purchaser shall, within ten (10) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities the Purchaser wishes to include in such registration statement. If the Purchaser decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, the Purchaser shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

a. Underwriting. If a registration statement under which the Company gives notice under this Section 1.3 is for an underwritten offering, then the Company shall so advise the Purchaser. In such event, the right of the Purchaser's Registrable Securities to be included in a registration pursuant to this Section 1.3 shall be conditioned upon the Purchaser's participation in such underwriting and the inclusion of the Purchaser's Registrable Securities in the underwriting to the extent provided herein. If the Purchaser is proposing to distribute its Registrable Securities through such underwriting, the Purchaser shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second to the holders of any other registration rights granted by the Company prior to the date of this Agreement, and third, to the Purchaser, on a pro rata basis based on the total number of Registrable Securities then held by the Purchaser. If the Purchaser disapproves of the terms of any such underwriting, the Purchaser may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

b. Expenses. The Company shall pay all expenses incurred in connection with a registration pursuant to this Section 1.3 (excluding underwriters' or brokers' discounts and commissions), including, without limitation all federal and "blue sky" registration and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company and the fees and disbursements of special counsel for the Purchaser.

1.4 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Exhibit D to the Agreement, the Company shall, as expeditiously as reasonably possible:

a. prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, provided, however, that the Company shall not be required to keep (i) any such registration statement on Form S-1 effective for more than ninety (90) days from the date of effectiveness or (ii) any such registration statement on Form S-3 effective for more than two (2) years from the date of effectiveness;

b. prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

c. furnish to the Purchaser such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Purchaser that are included in such registration;

d. use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Purchaser, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

e. in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering; and

f. at such time as the Purchaser's Registrable Securities are covered by such registration statement, notify the Purchaser at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of the Purchaser prepare and file an amendment to any such prospectus as may be necessary.

g. cause all Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;
h. provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the Registration Statement; and
i. in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in the registration statement for sale in any jurisdiction, use its commercially reasonable efforts promptly to obtain the withdrawal of such order.

1.5   Purchaser's Obligations.

a. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 1.2 or Section 1.3 that the Purchaser shall furnish to the Company such information regarding the Purchaser, the Registrable Securities held by the Purchaser and the intended method of disposition of such securities, as shall be required to timely effect the registration of its Registrable Securities.

b. Purchaser agrees that upon receipt of written notice of a Blackout Period from the Chief Executive Officer or Chairman of the Board of Directors, the Purchaser will not offer or sell Registrable Securities or engage in any transaction involving or relating to Registrable Securities during the time period set forth in such notice (such Blackout Period not to exceed 90 days) and will not disclose the contents of such notice until the Blackout Period has ended; provided that there shall be no more than one (1) Blackout Period in any twelve (12) month period.
For purposes of this Section 1.4: "Blackout Period": shall mean the occurrence of a material event which may be, in the good faith opinion of the Board of Directors, materially adverse to the Company's financial condition, business or operations or may require a disclosure which is not in the Company's best interest in light of the existence of (A) any material acquisition or financing activity involving the Company, including a proposed public offering of debt or equity securities, (B) an undisclosed material event, the public disclosure of which would have a material adverse effect on the Company, and (C) a proposed material transaction involving the Company and a material portion of its assets.

1.6 Delay of Registration. Purchaser shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.7 Indemnification. In the event any Registrable Securities are included in a registration statement under Section 1:

a. By the Company. To the extent permitted by law, the Company will indemnify and hold harmless the Purchaser, any underwriter (as defined in the Securities Act) for the Purchaser and each person, if any, who controls Purchaser or Purchaser's underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

i. any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

ii. omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

iii. violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse the Purchaser or its underwriter or controlling person of Purchaser for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.7.a. shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Purchaser, his underwriter or any controlling person of Purchaser, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that Purchaser interferes with or hampers the Company's defense or prosecution of claims.

b. By the Purchaser. To the extent permitted by law, the Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, or any underwriter, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Purchaser expressly for use in connection with such registration; and the Purchaser will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.6.b. shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by the Purchaser under this subsection 1.7b in respect of any Violation shall not exceed the net proceeds received by the Purchaser in the registered offering out of which such Violation arises.

c. Notice. Promptly after receipt by an indemnified party under this Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7.

d. Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and the Purchaser are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

e. Survival. The obligations of the Company and the Purchaser under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement.

f. Settlement. No indemnified party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

1.8 Transfer of Registration Rights. Provided that the Company is given written notice by the holder of Registrable Securities at the time of any transfer of any or all Registrable Securities by such holder stating the name and address of the transferee of such Registrable Securities and identifying the securities with respect to which the rights under this Agreement are being assigned, the rights of the holder of Registrable Securities under this Agreement may be transferred in whole or in part at any time to any such transferee, so long as such transfer of securities is in accordance with this Agreement and all applicable state and federal securities laws and regulations.

1.9 Holdback Agreements. Purchaser shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for equity securities of the Company, during the thirty days prior to and the 120-day period beginning on the effective date of any registration or any in which Registrable Securities are included (except as part of such underwritten offering), unless the underwriters managing the registered public offering otherwise agree. Further, the Purchaser hereby agrees that, notwithstanding the fact that a Registration Statement may become effective, either as a result of the parties' agreement herein or for any other reason, it shall not effect any public or private sale or distribution (including sales pursuant to Rule 144), make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to the Registrable Securities without the express prior written consent of the Company.

1.10 Termination of Registration Rights. Purchaser shall not be entitled to exercise any right provided in Section 1 hereof subsequent to the time at which all Registrable Securities held by the Purchaser (and any Affiliates of the Purchaser with whom the Purchaser must aggregate their sales under Rule 144) can be sold in any three month period without registration in compliance with Rule 144 of the Act.

1.11 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:
a. make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;
b. use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
c. as long as the Purchaser owns any Registrable Securities, to furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company as the Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing the Purchaser to sell any such securities without registration.





                                                              Exhibit 5.1

November 25, 2002

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Ladies and Gentlemen:

We have been requested by DiaSys Corporation (the "Company"), a Delaware corporation, to furnish our opinion in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the Commission") under the Securities Act of 1933, as amended (the "Act"), covering an aggregate of 1,312,081 shares (the "Shares") of the Company's common stock, par value $0.001 per share, to be offered and sold by the selling stockholders named therein.
In connection with the foregoing, we have made such examination as we have deemed necessary for the purpose of rendering this opinion. Based upon such examination, it is our opinion that the Shares have been duly authorized and are, or in the case of those Shares to be issued in accordance with the terms of the warrants described in the Registration Statement will be, validly issued, fully paid and non-assessable.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

KATTEN MUCHIN ZAVIS ROSENMAN


By: /s/ Marc M. Tract_
             A Partner

EXHIBIT 23.2



To the Board of Directors DiaSys Corporation

We consent to incorporation by reference in this Registration Statement on Form S-3 of DiaSys Corporation of our report dated September 5, 2002 relating to the balance sheet of DiaSys Corporation as of June 30, 2001 and the related statements of operations, changes in stockholder's equity, and cash flows for each of the two years in the period then ended. We also consent to the reference to our firm under the heading "experts" in the prospectus.


WISS & COMPANY, LLP

Livingston, New Jersey
November 25, 2002





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